Exhibit h.2(iii)

FORM OF AMENDED AND RESTATED AMENDMENT TO ADMINISTRATION

AGREEMENT

This Amended And Restated Amendment to the Administration Agreement is made as of                      (the “Amendment”) by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”), and each management investment company and other fund identified in Schedule A to the Agreement (as defined below) (each such management investment company and other fund shall hereafter be referred to as a “Fund” or, collectively, the “Funds”) and shall be effective as set forth in Section 2 below. Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Administrator and the Funds entered into an Administration Agreement dated as of August 5, 2013 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Administrator and the Funds entered into an Amendment to the Agreement dated as of November 15, 2017 (the “Initial N-Port Amendment”); and

WHEREAS, the parties hereto wish to amend the Agreement and supersede the Initial N-Port Amendment as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement and supersede the Initial N-Port Amendment, pursuant to the terms thereof, as follows:

1.	The Agreement is hereby amended as follows:

A.	Section 5 of the Agreement is hereby amended as follows:

(i)	The section entitled “Fund Administration Treasury Services” is amended by deleting subsections (a) and (b) in their entirety and replacing them with the following:

“a. Prepare for the review by designated officer(s) of the Funds’ financial information for the Fund(s) that will be included in the Funds’ semi-annual and annual shareholder reports, and other quarterly reports (as mutually agreed upon), including tax footnote disclosures where applicable;”

“b. Prepare for the review by designated officer(s) of the Funds’ financial information required by Form N-1A, proxy statements and such other reports, forms or filings as may be mutually agreed upon;”

(ii)	A new section entitled “Form N-PORT and Form N-CEN Support Services” is hereby added immediately following item “cc.” in the Section entitled “Fund Administration Tax Services” as follows:

“The Administrator shall perform the services set forth in Schedule C to this Agreement.”

B.	A new Schedule C is hereby added to the Agreement as set forth in Exhibit 1 to this Amendment.

C.	The third paragraph of Section 6 is hereby amended and restated as follows:

“The Funds will bear all expenses that are incurred in their operation and not specifically assumed by the Administrator. For the avoidance of doubt, Fund expenses not assumed by the Administrator include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of the Registration Statement, Form N-CSR, Form N-Q or Form N-PORT (as applicable), Form N-PX, Form N-MFP, Form N-SAR or Form N-CEN (as applicable), proxy materials, federal and state tax qualification as a regulated investment company and other notices, registrations, reports, filings and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Funds directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Funds; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, XBRL-tagging, page changes and all other print vendor and EDGAR charges, collectively referred to herein as “Preparation”), printing, distribution and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Funds; costs of Preparation, printing, distribution and mailing, as applicable, of the Funds’ Registration Statements and any amendments and supplements thereto and shareholder reports; cost of Preparation and filing of the Funds’ tax returns, Form N-1A, Form N-CSR, Form N-Q or Form N-PORT (as applicable), Form N-PX, Form N-MFP and Form N-SAR or Form N-CEN (as applicable), and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and the cost of independent pricing services used in computing the Funds’ net asset value.”

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D. A new paragraph is hereby added to Section 7 of the Agreement immediately following the first paragraph as follows:

“Pursuant to other agreements now or at any time in effect between the Funds (or their investment manager or investment advisor, on their behalf) and the Administrator or its affiliates (the “Other State Street Agreements”) in any capacity other than as Administrator hereunder (in such other capacities, “State Street”), State Street may be in possession of certain information and data relating to the Funds and/or the Portfolios that is necessary to provide the Services, including Form N-PORT and Form N-CEN Support Services. The Funds hereby acknowledge and agree that this Section 7 of the Agreement serves as their consent and instruction, or Proper Instruction, as the case may be, for themselves and on behalf of each Fund/Portfolio under and pursuant to such Other State Street Agreements for State Street to provide or otherwise make available (including via platforms such as my.statestreet.com) to the Administrator, Funds and Portfolio information such as net asset values and information relating to the net assets of the Funds/Portfolios, holdings and liquidity reports, market value and other information and data related to the Funds/Portfolios.”

E. Schedule A to the Agreement is hereby amended and restated in its entirety by the new Schedule A set forth in Exhibit 1 to this Amendment.

2.	The provisions of this Amendment (and the terms of the Agreement as modified hereby) shall be or become effective as follows:

A.	Sections 1.C., 1.D. and 1.E. of this Amendment and the preparation and onboarding activities related to the Services, including those set forth in Section II of Schedule C, shall be effective as of the date of this Amendment as set forth above.

B.	Section 1.A(i). of this Amendment and the data aggregation, preparation of data sets and recordkeeping activities of the Services (as defined in Schedule C) shall become effective as of the first day of the first month in which the Funds are required by applicable law (including any rules and regulations promulgated thereunder and in accordance with any interpretive releases issued by the U.S. Securities and Exchange Commission) to aggregate data and maintain records consistent with Form N-PORT (currently anticipated to be June 2018).

C.	The filing obligations of the Services shall become effective as of the first day of the first month in which the Funds are required by applicable law (including any rules and regulations promulgated thereunder and in accordance with any interpretive releases issued by the U.S. Securities and Exchange Commission) to file Form N-PORT (currently anticipated to be April 2019).

3.

Notwithstanding the first two sentences of Section 12 of the Agreement, entitled “Effective Period and Termination”, the Funds agree to be bound to receive from the Administrator the services described in Schedule C to the Agreement (the “N-PORT-Related Services”) for at least eighteen (18) months, with such eighteen month period starting on the first day of the first required filing month for Form N-PORT. The parties

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further agree that the foregoing commitment will be deemed the “term” for the N-PORT-Related Services and that following the expiration of such term, the Renewal Term provisions of Section 12 will apply to the N-PORT-Related Services in the same way as such provisions apply to all other services under the Agreement.

4.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment, including Exhibit 1, is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

5.	This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

6.	This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

BLACKSTONE ALTERNATIVE INVESTMENT FUNDS

By:

Name:

Title:

BLACKSTONE ALTERNATIVE MULTI-STRATEGY SUB FUND II LTD.

By:

Name:

Title:

BLACKSTONE ALTERNATIVE MULTI-STRATEGY SUB FUND III L.L.C.

By:

Name:

Title:

BLACKSTONE ALTERNATIVE MULTI-STRATEGY SUB FUND IV L.L.C.

By:

Name:

Title:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Andrew Erickson
Title:	Executive Vice President

EXHIBIT 1

Schedule A

Blackstone Alternative Multi-Strategy Fund

Blackstone Alternative Multi- Strategy Sub Fund II Ltd.

Blackstone Alternative Multi- Strategy Sub Fund III L.L.C.

Blackstone Alternative Multi- Strategy Sub Fund IV L.L.C.

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Schedule C

Form N-PORT (the “Form N-PORT Services”) and Form N-CEN (the “Form N-CEN Services”) Support Services (collectively, the “Form N-PORT and Form N-CEN Support Services”) and Quarterly Portfolio of Investments Services (collectively, with the Form N-PORT and Form N-CEN Support Services, and for purposes of this Schedule C, the “Services”)

I.	The Services.

(a)	Standard N-PORT and N-CEN Reporting Solution (Data and Filing):

•	Subject to the receipt of all required data, documentation, assumptions, information and assistance from the Funds (including from any third parties with whom the Funds will need to coordinate in order to produce such data, documentation, and information), the Administrator will use required data, documentation, assumptions, information and assistance from the Funds, the Administrator’s internal systems and, in the case of Funds not administered by the Administrator or its affiliates, third party Fund administrators or other data providers, including but not limited to Third Party Data (as defined below) (collectively, the “Required Data”) to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and prepare, as applicable: (i) a monthly draft Form N-PORT standard template for review and approval by each Fund and (ii) annual updates of Form N-CEN for review and approval by each Fund.

•	Each Fund acknowledges and agrees that it will be responsible for reviewing and approving each such draft N-PORT template and N-CEN update.

•	Following review and final approval by each Fund of each such draft Form N-PORT template and N-CEN update, and at the direction of and on behalf of each Fund, the Administrator will (i) produce an .XML formatted file of the completed Form N-PORT and Form N-CEN and maintain a record thereof in accordance with this Agreement and (ii) when required, electronically submit such filing to the SEC.

The Form N-PORT Services will be provided to the Funds and each Portfolio as set forth in the attached Annex 1, which shall be executed by the Administrator and the Funds. The Form N-CEN Services will be provided to each Fund as set forth in the attached Annex 1. Annex 1 may be updated from time to time upon the written request of the Funds and by virtue of an updated Annex 1 that is signed by both parties.

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(b)	Quarterly Portfolio of Investments Services:

•	Subject to the receipt of all Required Data, and as a component of the Form N-PORT and Form N-CEN Support Services, the Administrator will use such Required Data from the Funds, the Administrator’s internal systems and other data providers to prepare a draft portfolio of investments (the “Portfolio of Investments”), compliant with GAAP, as of each Fund’s first and third fiscal quarter-ends.

•	Following review and final approval by each Fund of each such draft Portfolio of Investments, and at the direction of and on behalf of such Fund, the Administrator will attach each Portfolio of Investments to the first and third fiscal quarter-end N-PORT filing that is submitted electronically to the SEC.

(c)	Liquidity Risk Measurement Services: Not Applicable.

II.	Fund Duties, Representations and Covenants in Connection with the Services.

The provision of the Services to each Fund by the Administrator is subject to the following terms and conditions:

1. The parties acknowledge and agree on the following matters:

The Services depend, directly or indirectly, on: (i) Required Data and (ii) information concerning the Funds or their affiliates or any Fund, pooled vehicle, security or other investment or portfolio regarding which the Funds or their affiliates provide services or is otherwise associated (“Fund Entities”) that is generated or aggregated by the Administrator or its affiliates in connection with services performed on the Funds’ behalf or otherwise prepared by the Administrator (“State Street Data,” together with Required Data and Third Party Data (as defined below), “Services-Related Data”). The Administrator’s obligations, responsibilities and liabilities with respect to any State Street Data used in connection with other services received by the Funds shall be as provided in such respective other agreements between the Administrator or its affiliates and the Funds relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street Data is derived or sourced (“Other Fund Agreements”). Nothing in this Agreement or any service schedule(s) shall limit or modify the Administrator’s or its affiliates’ obligations to the Funds under the Other Fund Agreements.

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In connection with the provision of the Services by the Administrator, each Fund acknowledges and agrees that it will be responsible for providing the Administrator with any information requested by the Administrator, including, but not limited to, the following:

(A) Arranging for the regular provision of all Required Data (including State Street Data, where applicable) and related information to the Administrator, in formats compatible with Administrator-provided data templates including, without limitation, Required Data and the information and assumptions required by the Administrator in connection with a Fund reporting profile and onboarding checklist, as it, or the information or assumptions required, may be revised at any time by the Administrator, in its discretion (collectively, the “Onboarding Checklist”) and such other forms and templates as may be used by the Administrator for such purposes from time to time, for all Funds receiving services under this Agreement, including but not limited to those to be reported on Form N-PORT and Form N-CEN (as determined by the Funds), including, without limitation, arranging for the provision of data from the Funds, its affiliates, third party administrators, prime brokers, custodians, and other relevant parties. If and to the extent that Required Data is already accessible to the Administrator (or any of its affiliates) in its capacity as administrator to one or more Funds, the Administrator and the Fund will agree on the scope of the information to be extracted from the Administrator’s or any of its affiliate’s systems for purposes of the Administrator’s provision of the Services, subject to the discretion of the Administrator, and the Administrator is hereby expressly authorized to use any such information as necessary in connection with providing the Services, hereunder; and

(B) Providing all required information and assumptions not otherwise included in Fund data and assumptions provided pursuant to Section 1(A) above, including but not limited to the Required Data, as may be required in order for the Administrator to provide the Services.

The following are examples of certain types of information that each Fund is likely to be required to provide pursuant to Sections 1(A) and 1(B) above, and each Fund hereby acknowledges and understands that the following categories of information are merely illustrative examples, are by no means an exhaustive list of all such required information, and are subject to change as a result of any amendments to Form N-PORT and Form N-CENs:

•	SEC filing classification of the Fund (i.e., small or large filer);

•	Identification of any data sourced from third parties;

•	Identification of any securities reported as Miscellaneous; and

•	Any Explanatory Notes included in N-PORT Section E.

2. Each Fund acknowledges that it has provided to the Administrator all material assumptions used by it or that are expected to be used by it in connection with the completion of Form N-PORT and Form N-CEN, and the provision of the Services, and that it has approved all material assumptions used by the Administrator in the provision of the Services prior to the first use of the Services. Each Fund will also be responsible for promptly notifying the Administrator of any changes in any such material assumptions previously notified to the Administrator by it or otherwise previously approved by it in connection with the Administrator’s provision of the Services. Each Fund acknowledges that the completion of Form N-PORT and Form N-CEN, and the provision of the Services, and the data required thereby, requires the use of material assumptions in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:

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•	Investment classification of positions;

•	Assumptions necessary in converting data extracts;

•	General operational and process assumptions used by the Administrator in performing the Services; and

•	Assumptions specific to the Fund.

Each Fund hereby acknowledges and understands that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which it (and/or the Administrator on its behalf in connection with the Services) may rely on various material assumptions, and are by no means an exhaustive list of all such subject matter areas.

3. Each Fund acknowledges and agrees on the following matters:

(A) It has independently reviewed the Services (including, without limitation, the assumptions, market data, securities prices, securities valuations, tests and calculations used in the Services), and it has determined that the Services are suitable for its purposes. None of the Administrator or its affiliates, nor their respective officers, directors, employees, representatives, agents or service providers (collectively, including the Administrator, “State Street Parties”) make any express or implied warranties or representations with respect to the Services or otherwise.

(B) It assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it. The Administrator is not providing, and the Services do not constitute, legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and the Administrator is not providing any customization, guidance, or recommendations. Where such Fund uses Services to comply with any law, regulation, agreement, or other Fund obligation, the Administrator makes no representation that any Service complies with such law, regulation, agreement, or other obligation, and the Administrator has no obligation of compliance with respect thereto.

(C) It may use the Services and any reports, charts, graphs, data, analyses and other results generated by the Administrator in connection with the Services and provided by the Administrator to it (“Materials;” provided that the term “Materials” as used in this Schedule B6 shall not include the Funds’ raw data unmodified by the Services or the as-filed template versions of any Fund’s Form N-PORT, Form N-CEN and Portfolio of Investments filings) as follows: a) for its internal business purpose relating to the applicable Service or (b) for submission to the U.S. Securities and Exchange Commission, as required, of a Form N-PORT filing and a Form N-CEN update, including any Portfolio of Investments, if applicable. It may also redistribute the

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Materials, or an excerpted portion thereof, to its investment managers, investment advisers, agents, clients, investors or participants, as applicable, that have a reasonable interest in the Materials in connection with their relationship with it (each a “Permitted Person”); provided, however, (i) it may not charge a fee, profit, or otherwise benefit from the redistribution of Materials to Permitted Persons, (ii) data provided by third party sources such as, but not limited to, market or index data (“Third Party Data”) contained in the Materials may not be redistributed other than Third Party Data that is embedded in the calculations presented in the Materials and not otherwise identifiable as Third Party Data, except to the extent it has separate license rights with respect to the use of such Third Party Data, or (iii) it may not use the Services or Materials in any way to compete or enable any third party to compete with the Administrator. No Permitted Person shall have any further rights of use or redistribution with respect to, or any ownership rights in, the Materials or any excerpted portion thereof.

Except as expressly provided in this Section 3(C), the Funds, any of their affiliates, or any of their respective officers, directors, employees, investment managers, investment advisers, agents or any other third party, including any client of, or investor or participant in the Funds or any Permitted Persons (collectively, including the Funds, “Fund Parties”), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose display, or provide, or otherwise make available or permit access to, all or any part of the Services or the Materials (including any State Street Data or Third Party Data contained therein, except with respect to Third Party Data to the extent the Funds have separate license rights with respect to the use of such Third Party Data). Without limitation, Fund Parties shall not themselves nor permit any other person to in whole or in part (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose or disassemble the Services or the Materials; (ii) make copies of the Services, the Materials or portions thereof; (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the Materials for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the Materials to perform services for any third party, including for, to, or with consultants and independent contractors; or (v) attempt any of the foregoing or otherwise use the Services or the Materials for any purpose other than as expressly authorized under this Agreement.

(D) Each of the Funds shall limit the access and use of the Services and the Materials by any Fund Parties to a need-to-know basis and, in connection with its obligations under this Agreement, the Funds shall be responsible and liable for all acts and omissions of any Fund Parties.

(E) The Services, the Materials and all confidential information of the Administrator (as confidential information is defined in the Agreement and other than Third Party Data and Required Data), are the sole property of the Administrator. The Funds have no rights or interests with respect to all or any part of the Services, the Materials or the Administrator’s confidential information, other than its use and redistribution rights expressly set forth in Section 3(C) herein. The Funds automatically and irrevocably assign to the Administrator any right, title or interest that it has, or may be deemed to have, in the Services, the Materials or the Administrator’s

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confidential information, including, for the avoidance of doubt and without limitation, any Fund Party feedback, ideas, concepts, comments, suggestions, techniques or know-how shared with the Administrator (collectively, “Feedback”) and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the Materials or to otherwise use such Feedback for its own commercial benefit without obligation to compensate the Funds.

(F) The Administrator may rely on Services-Related Data used in connection with the Services without independent verification. Services-Related Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.

(G) The parties acknowledge and agree that Sections 8 and 9 of the Agreement apply to the provision of the Services under this Schedule B6.

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ANNEX I

BLACKSTONE ALTERNATIVE INVESTMENT FUNDS

BLACKSTONE ALTERNATIVE MULTI- STRATEGY FUND

Further to the Amendment dated as of June 29, 2018, to the Administration Agreement dated as of August 5, 2013, between each management investment company and other fund identified in Exhibit A to the Agreement (each such management investment company and other fund shall hereafter be referred to as a “Fund” or the “Funds”) and State Street Bank and Trust Company (the “Administrator”), the Funds and the Administrator mutually agree to update this Annex 1 by adding/removing Portfolios as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services	Fund Type	Service Type

BLACKSTONE ALTERNATIVE INVESTMENT FUNDS	Master Fund	Standard N-PORT Reporting Solution (Data and Filing)

BLACKSTONE ALTERNATIVE MULTI-STRATEGY FUND	Feeder Fund	Standard

Form N-CEN Services

BLACKSTONE ALTERNATIVE INVESTMENT FUNDS

BLACKSTONE ALTERNATIVE MULTI- STRATEGY FUND

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IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

BLACKSTONE ALTERNATIVE INVESTMENT FUNDS

By:

Name:

Title:

Date:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Andrew Erickson
Title:	Executive Vice President

Date:

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